Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to

the incorporation by reference in the registration statement (No. 333-283277)

on Form S-3 and the registration
statements (Nos. 2-50327, 2-53523, 2-95574, 33-27628,

33-32059, 333-32509, 333-90012, 333-139997, 333-163849, 333-179622,
333-215259, 333-222589 and 333-267687)

on Form S-8 of our report dated June 25, 2025, with respect to the consolidated financial
statements of General Mills, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Minneapolis, Minnesota
June 25, 2025